UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 29, 2024

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1525 Kautz Road, Suite 600, West Chicago, IL 60185
(Address of principal executive offices, including Zip Code)
(630) 377-0486
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement

On February 29, 2024, Titan International, Inc., a Delaware corporation (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Titan Tire Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Holdings”), Carlstar Intermediate Holdings I, LLC (“Carlstar Intermediate”), AIPCF V Feeder (Cayman), LP (“AIPCF Cayman”), AIPCF V Feeder CTP Tire, LLC (together with Carlstar Intermediate and AIPCF Cayman, the “Sellers”) and The Carlstar Group, LLC (“Carlstar”) under which Holdings acquired all of the equity interest of Carlstar (the “Transaction”) for a total purchase price of approximately $296.2 million, consisting of approximately $127.5 million of cash (the “Cash Consideration”) and $168.7 million of the Company’s common stock (11,921,766 shares based on a volume-weighted average share price of $14.43 per share) (the “Stock Consideration”), subject to certain customary adjustments including a working capital adjustment based on an agreed working capital target. The Company incurred additional transaction costs of approximately $7 million. The Transaction has closed, subject to completion of the wire transfers under the Purchase Agreement and the issuance of the Stock Consideration.

The Purchase Agreement contains customary representations, warranties and post-closing covenants made by the Company, Holdings and the Sellers. The Company obtained a representation and warranty policy to cover losses in the event that Sellers breach certain of the representations and warranties contained in the Purchase Agreement. In connection with closing, the Company and the Sellers entered into a Stockholders Agreement, discussed in further detail below.

As a result of the Transaction, the Sellers own approximately 16.4% of the issued and outstanding common stock of the Company. The Purchase Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

The Purchase Agreement has been disclosed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Holdings, the Sellers, Carlstar, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, and such subsequent information may or may not be fully reflected in the Company's public disclosures.

Stockholders Agreement

On February 29, 2024, in connection with the closing of the Transaction and the issuance of the Stock Consideration under the Purchase Agreement, the Company and Sellers entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement imposes an obligation on the Company to file a shelf registration statement covering the Stock Consideration no later than November 1, 2024 (the “Initial Registration Statement”) and imposes certain restrictions on Sellers, including a standstill period through the first business day after the 2025 Annual Meeting of Stockholders, a lockup period through the earlier of December 31, 2024 and the date the U.S. Securities and Exchange Commission declares the Initial Registration Statement to be effective (or otherwise becomes automatically effective), and agreements related to the voting of the Company’s common stock held by Sellers. Under the Stockholders Agreement, the Company agreed to appoint Kim Marvin, a Senior Managing Member at AIP, LLC d/b/a American Industrial Partners (“AIP”), to the Board.

The foregoing description of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Stockholders Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.

Indemnification Agreement

On February 29, 2024, the Company and Kim Marvin entered into a Director’s Indemnification Agreement (the “Indemnification Agreement”). In general, the Indemnification Agreement provides that the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify Mr. Marvin against all expenses, judgments, fines, amounts paid in settlement, liabilities or losses actually and reasonably incurred by reason of the fact that Mr. Marvin is or was a director of the Company. Additionally, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Marvin in connection with any proceeding involving Mr. Marvin and covered by the Indemnification Agreement, provided that Mr. Marvin will reimburse the Company for such advanced expenses to the extent it is determined Mr. Marvin is not entitled to indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Indemnification Agreement, which is filed as Exhibit 10.3 hereto, and is incorporated by reference herein.

Credit Agreement

On February 29, 2024, the Company and certain of its subsidiaries entered into a credit and security agreement with respect to a $225 million revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as agent and a lender, and other financial institutions party thereto. Under the Credit Facility, swingline loans are available up to an aggregate outstanding amount of $20 million and letters of credit may be issued in an aggregate amount not to exceed $50 million. The Credit Facility also includes an uncommitted accordion feature allowing the Company to request up to an additional $50 million from existing lenders or new lenders, subject to certain conditions. Amounts available under the Credit Facility are available subject to a borrowing base and are collateralized by accounts receivable and inventory of certain of the Company’s United States and Canadian subsidiaries. The Credit Facility includes a maturity of the earlier of February 29, 2029 or 91 days prior to the maturity of the Company’s 7.00% senior secured notes due in 2028. This Credit Facility replaces Titan's $125 million revolving credit facility with agent BMO Harris Bank N.A.

The Credit Facility will initially bear interest at a floating rate per annum of, at the Borrower’s option, Term SOFR plus 1.625% or a base rate plus 0.625% and thereafter be subject to a three level pricing grid based on excess availability, the amount the Company would be able to draw on the Credit Facility. The Term SOFR rate is subject to an interest rate floor of 0.00%. The base rate is subject to an interest rate floor of 1.00%. Commitment fees of 0.25% per annum will be collected on the amount by which the aggregate commitment of each lender exceeds the average daily amount of any outstanding swingline or revolving loans plus the total outstanding obligations under letters of credit. Those fees are payable both quarterly in arrears and upon the termination of the Credit Facility commitments.

The credit and security agreement contains certain covenants, which among other things, limit the ability of Company to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into agreements restricting Company’s subsidiaries’ ability to pay dividends; (viii) prepay certain debt, and (ix) merge, consolidate or amalgamate or sell all or substantially all of their property. These covenants are subject to a number of exceptions and qualifications that are described in the credit and security agreement. The credit and security agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the credit and security agreement, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the credit and security agreement. In addition, should availability under the Credit Facility come to be lower than certain thresholds, the Company shall be required to satisfy a minimum consolidated fixed charge coverage ratio for the most recent period of four consecutive fiscal quarters for which financial statements are available of at least 1.0 to 1.0.

The foregoing description of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit and Security Agreement filed as Exhibit 10.4 hereto.

Item 1.02 Termination of a Material Definitive Agreement

On February 29, 2024, the Company entered into the Credit Facility, as described in Item 1.01, which replaced Titan's $125 million revolving credit facility with agent BMO Harris Bank N.A. The Company did not incur any material early termination penalties under its prior credit facility.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 above under the heading “Membership Interest Purchase Agreement” is incorporated herein by reference and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above under the heading “Credit Agreement” is incorporated herein by reference and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.4 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above under the heading “Membership Interest Purchase Agreement” is incorporated herein by reference and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto. The issuance of the Stock Consideration in connection with the Transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) as a transaction not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has appointed Kim Marvin to the Board, effective as of February 29, 2024. Mr. Marvin was appointed to the Board pursuant to the Stockholders Agreement, and Mr. Marvin and the Company have entered into an Indemnification Agreement, in each case as described in Item 1.01 above. In connection with Mr. Marvin’s appointment, the Board increased its size from eight to nine members.

Mr. Marvin, age 62, is a Senior Managing Member at AIP, which he joined in 1997. He previously served in the Mergers and Acquisitions and Financial Institutions Groups of Goldman, Sachs & Co. from 1994 through 1997, and Chief Operating Officer of The American Original Corporation where he was employed from 1985 through 1991. Mr. Marvin graduated Tau Beta Pi from Massachusetts Institute of Technology with a Bachelor of Science in Ocean Engineering, and graduated from the Harvard Graduate School of Business Administration with High Distinction, where he earned his Master of Business Administration and was named a Baker Scholar.

There are no family relationships between Mr. Marvin and any director or executive officer of the Company, and there are no relationships or related transactions between Mr. Marvin and the Company that would be required to be reported under Item 404 of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 29, 2024, Titan issued a press release announcing the closing of the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. This information is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Financial statements required to be filed under Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Financial statements required to be filed under Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1
Membership Interest Purchase Agreement dated February 29, 2024 by and among Titan International, Inc., Titan Tire Holdings, Inc., Carlstar Intermediate Holdings I, LLC, The Carlstar Group, LLC, AIPCF V Feeder C (Cayman), LP and AIPCF V Feeder CTP Tire, LLC.

10.2	Stockholders Agreement dated February 29, 2024 by and among Titan International, Inc., Carlstar Intermediate Holdings I, LLC, AIPCF V Feeder CTP Tire, LLC and AIPCF V Feeder C (Cayman), LP.
10.3	Director Indemnification Agreement dated February 29, 2024 by and between Titan International, Inc. and Kim Marvin.
10.4	Credit and Security Agreement dated February 29, 2024 by and among Titan International, Inc., the other borrowers and guarantors party thereto, and Bank of America, N.A., as Agent.
99.1	Press release, dated as of February 29, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 29, 2024	By:	/s/ MICHAEL G. TROYANOVICH
Michael G. Troyanovich
Secretary and General Counsel